Exhibit 10.53

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”), dated as of February 18, 2009, is among NOVASTAR MORTGAGE, INC., a Virginia corporation (“NMI”); NOVASTAR FINANCIAL, INC., a Maryland corporation (“NFI”); TABERNA PREFERRED FUNDING I, LTD., a Cayman Islands company, and TABERNA PREFERRED FUNDING II, LTD., a Cayman Islands company (collectively, the “Taberna Preferred Securities Holders”); KODIAK CDO I, LTD., a Cayman Islands company (the “Kodiak Preferred Securities Holder” and, together with the Taberna Preferred Securities Holders, the “Preferred Securities Holders”).

WHEREAS, NMI, NFI, NovaStar Capital Trust II, a statutory trust created under the laws of the State of Delaware (the “Kodiak Trust”), and Kodiak Warehouse LLC, a Delaware limited liability company, entered into that certain Purchase Agreement, dated as of April 18, 2006 (the “Kodiak Purchase Agreement”);

WHEREAS, NMI, NFI, NovaStar Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Taberna Trust”), Merrill Lynch International and Taberna Preferred Funding I, Ltd. entered into that certain Purchase Agreement, dated as of March 15, 2005 (the “Taberna Purchase Agreement”);

WHEREAS, NMI, NFI and The Bank of New York Mellon Trust Company, National Association (“BNYM”), a national banking association (as successor to JPMorgan Chase Bank, National Association (“JPMorgan”), as trustee (the “Kodiak Indenture Trustee”), are parties to that certain Junior Subordinated Indenture, dated as of April 18, 2006 (the “Kodiak Indenture”);

WHEREAS, NMI, NFI and BNYM (as successor to JPMorgan), as trustee (the “Taberna Indenture Trustee”), are parties to that certain Amended and Restated Junior Subordinated Indenture, dated as of September 20, 2005 (the “Taberna Indenture”);

WHEREAS, NMI; BNYM (as successor to JPMorgan), as property trustee of the Kodiak Trust (the “Kodiak Property Trustee”); BNY Mellon Trust of Delaware (“BNYM Delaware”) (as successor to Chase Bank USA, National Association (“Chase”)), as Delaware trustee (the “Kodiak Delaware Trustee”); and W. Lance Anderson, Rodney E. Schwatken and Matthew R. Kaltenrieder, as administrative trustees of the Kodiak Trust (collectively, the “Kodiak Administrative Trustees”) are parties to that certain Amended and Restated Trust Agreement, dated as of April 18, 2006 (the “Kodiak Trust Agreement”);

WHEREAS, NMI; BNYM (as successor to JPMorgan), as property trustee of the Taberna Trust (the “Taberna Property Trustee”); BNYM Delaware (as successor to Chase), as Delaware trustee (the “Taberna Delaware Trustee”); and W. Lance Anderson, Rodney E. Schwatken and Matthew R. Kaltenrieder, as administrative trustees of the Taberna Trust (collectively, the “Taberna Administrative Trustees”) are parties to that certain Second Amended and Restated Trust Agreement, dated as of September 20, 2005 (the “Taberna Trust Agreement”);

WHEREAS, NFI guaranteed the obligations of NMI under the Kodiak Indenture pursuant to that certain Parent Guarantee Agreement, dated as of April 18, 2006 (the “Kodiak Guaranty” and, together with the Kodiak Purchase Agreement, the Kodiak Indenture, the Kodiak Trust Agreement, and the documents and instruments executed in connection therewith, the “Kodiak Indenture Documents”), between NFI and BNYM (as successor to JPMorgan), as trustee (the “Kodiak Guaranty Trustee”);

WHEREAS, NFI guaranteed the obligations of NMI under the Taberna Indenture pursuant to that certain Parent Guarantee Agreement, dated as of March 15, 2005 (the “Taberna Guaranty” and, together with the Taberna Purchase Agreement, the Taberna Indenture, the Taberna Trust Agreement, and the documents and instruments executed in connection therewith, the “Taberna Indenture Documents”), between NFI and BNYM (as successor to JPMorgan), as trustee (the “Taberna Guaranty Trustee”);

WHEREAS, in that certain letter dated August 14, 2008, the Kodiak Preferred Securities Holder declared the principal amount of the Securities (as defined in the Kodiak Indenture, the “Kodiak Securities”) to be due and payable immediately and asserted alleged defaults and events of default with respect to the Kodiak Indenture (collectively, the “Kodiak Events of Default”);

WHEREAS, in that certain letter dated June 2, 2008, Taberna Capital Management, LLC, on behalf of the Taberna Preferred Securities Holders, declared all of NMI’s obligations under the Series A Securities and the Series B Securities (each as defined in the Taberna Indenture and, collectively, the “Taberna Securities”) and the Taberna Indenture to be due and payable immediately and asserted alleged defaults and events of default with respect to the Taberna Securities (collectively, the “Taberna Events of Default” and, together with the Kodiak Events of Default and any alleged defaults or events of defaults under the Trust Securities (as defined in the Taberna Trust Agreement and in the Kodiak Trust Agreement), the Kodiak Indenture Documents and the Taberna Indenture Documents, the “Events of Default”);

WHEREAS, on September 12, 2008, the Preferred Securities Holders filed a petition (the “Involuntary Petition”) pursuant to Section 303 of the United States Bankruptcy Code to initiate an involuntary bankruptcy proceeding against NMI in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 08-12125 (the “Bankruptcy Case”);

WHEREAS, NMI filed its Motion of NovaStar Mortgage, Inc. for Dismissal Pursuant to Bankruptcy Rule 1011(B) and Federal Rule of Civil Procedure 12(B)(3), or in the Alternative for Transfer of Venue to the Bankruptcy Court for the Western District of Missouri Pursuant to Bankruptcy Rule 1014(A)(2) (Docket No. 6) on October 6, 2008;

WHEREAS, the Preferred Securities Holders filed their Objection to the Motion of NovaStar Mortgage, Inc. for Dismissal Pursuant to Bankruptcy Rule 1011(B) and Federal Rule of Civil Procedure 12(B)(3), or in the Alternative for Transfer of Venue to the Bankruptcy Court for the Western District of Missouri Pursuant to Bankruptcy Rule 1014(A)(2) (Docket No. 8);

WHEREAS, NMI filed its Renewed Motion of NovaStar Mortgage, Inc. for Dismissal Pursuant to Bankruptcy Rule 1011(B) and Federal Rule of Civil Procedure 12(B)(3), or in the Alternative for Transfer of Venue to the Bankruptcy Court for the Western District of Missouri Pursuant to Bankruptcy Rule 1014(A)(2) (Docket No. 10);

WHEREAS, the Preferred Securities Holders filed their Objection to the Renewed Motion of NovaStar Mortgage, Inc. for Dismissal (Docket No. 22);

WHEREAS, NMI and the Preferred Securities Holders disagree and dispute, among other things, the Involuntary Petition, the Preferred Securities Holders’ rights to file the Involuntary Petition and Delaware as a proper forum;

WHEREAS, the Bankruptcy Court has not entered an order for relief in the Bankruptcy Case; and

WHEREAS, the parties desire to compromise and settle any and all claims that each may have against the other under the Kodiak Indenture Documents and the Taberna Indenture Documents, and the Preferred Securities Holders have agreed to dismiss the Involuntary Petition, to annul the declarations of acceleration and to waive the Events of Default pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the Recitals and of the mutual promises and covenants contained herein, the parties agree as follows:

1. Upon satisfaction of all the conditions precedent contained in Section 7 of this Agreement, the Preferred Securities Holders hereby (i) waive all Events of Default that exist on or occurred prior to the date hereof and (ii) annul the declarations of acceleration with respect to the Events of Default. The Preferred Securities Holders, NMI and NFI hereby direct the Kodiak Indenture Trustee, the Kodiak Property Trustee, the Kodiak Delaware Trustee, and the Kodiak Guaranty Trustee (collectively, the “Kodiak Trustees”), the Taberna Indenture Trustee, the Taberna Property Trustee, the Taberna Delaware Trustee and the Taberna Guaranty Trustee (collectively, the “Taberna Trustees” and, together with the Kodiak Trustees, the “Trustees”) not to exercise any right or remedy under the Kodiak Indenture Documents or the Taberna Indenture Documents as a result of such Events of Default.

2. On the date hereof, the Escrow Agent shall receive a wire transfer from NMI in the amount of Two Million Five Thousand Seven Hundred Thirty-Eight and 51/100 Dollars ($2,005,738.51) (the “Kodiak Settlement Amount”), a wire transfer from NMI in the amount of Three Million Three Hundred Sixteen Thousand Nine Hundred Twenty-One and 08/100 Dollars ($3,316,921.08) (the “Taberna Settlement Amount”), and a wire transfer from NMI in the amount of Three Hundred Eighty-Seven Thousand Dollars ($387,000) (the “Restructuring Costs Amount” and, together with the Kodiak Settlement Amount and the Taberna Settlement Amount, the “Settlement Amount”).

3. Until the entry of the Dismissal Order defined below and satisfaction of the conditions precedent contained in Section 7 of this Agreement, the Kodiak Trustees and the Kodiak Preferred Securities Holders shall have no right to receive any of the Kodiak Settlement Amount. Upon the entry of the Dismissal Order and satisfaction of the other conditions precedent contained in Section 7 of this Agreement, WolfBlock LLP, as escrow agent (the “Escrow Agent”), pursuant to that certain Escrow Agreement, dated as of the date hereof (the “Escrow Agreement”) and in the form attached hereto as Exhibit A, shall be authorized to disburse the Kodiak Settlement Amount to the Kodiak Indenture Trustee. The Preferred Securities Holders, NMI and NFI hereby direct the Kodiak Indenture Trustee and the Kodiak Property Trustee to apply the Kodiak Settlement Amount in full satisfaction of NMI’s and NFI’s obligations with respect to all outstanding interest due on the Kodiak Securities through December 31, 2008 (the “Kodiak Pre-Settlement Interest”).

4. Until the entry of the Dismissal Order defined below and satisfaction of the conditions precedent contained in Section 7 of this Agreement, the Taberna Trustees and the Taberna Preferred Securities Holders shall have no right to receive any of the Taberna Settlement Amount. Upon the entry of the Dismissal Order and satisfaction of the other conditions precedent contained in Section 7 of this Agreement, the Escrow Agent shall be authorized to disburse the Taberna Settlement Amount to the Taberna Indenture Trustee. The Preferred Securities Holders, NMI and NFI hereby direct the Taberna Indenture Trustee and the Taberna Property Trustee to apply the proceeds of the Taberna Settlement Amount in full satisfaction of NMI’s and NFI’s obligations with respect to all outstanding interest due on the Taberna Securities through December 31, 2008 (the “Taberna Pre-Settlement Interest”).

5. Until the entry of the Dismissal Order defined below and satisfaction of the conditions precedent contained in Section 7 of this Agreement, the Trustees, the trustees under the Operative Documents (as defined in the Exchange Agreement, the “New Trustees”), the Preferred Securities Holders and their agents, advisors, attorneys and legal representatives shall have no right to receive any of the Restructuring Costs Amount. Upon the entry of the Dismissal Order and satisfaction of the other conditions precedent contained in Section 7 of this Agreement, the Escrow Agent shall be authorized to disburse the Restructuring Costs Amount in full satisfaction of all legal fees, costs and expenses of the Trustees, the New Trustees and the Preferred Securities Holders related to: (a) the Events of Default; (b) the Bankruptcy Case; and (c) the negotiation and execution of this Agreement, the Exchange Agreement defined below, and the documents and instruments related thereto and hereto (the “Restructuring Costs”).

6. Except as described in Sections 3, 4 and 5 of this Agreement, neither NMI nor NFI shall have any direct or indirect obligation or liability with respect to the Kodiak Pre-Settlement Interest, the Taberna Pre-Settlement Interest or the Restructuring Costs, even if such Kodiak Pre-Settlement Interest, Taberna Pre-Settlement Interest and Restructuring Costs, in the aggregate, exceed the Settlement Amount. If the conditions precedent contained in Section 7 are not satisfied by April 30, 2009 (the “Expiry Date”), the Escrow Agent shall return the full amount of the Kodiak Settlement Amount, the Taberna Settlement Amount and the Restructuring Costs Amount to NMI on such date and no other party hereto, no Trustee and no agent thereof shall have any right to any distribution of any such Settlement Amount. Upon the satisfaction of the conditions precedent contained in Section 7 of this Agreement, neither NMI nor NFI shall have any right, title or interest (legal, equitable or otherwise) in the Kodiak Settlement Amount, the Taberna Settlement Amount or the Restructuring Costs Amount held by the Escrow Agent. Any disbursement to the Kodiak Indenture Trustee or the Taberna Indenture Trustee and any application of the Kodiak Settlement Amount, the Taberna Settlement Amount or the Restructuring Costs in accordance with Sections 3 through 5 hereof shall not be subordinate or subject in right of payment to the prior payment in full of any Senior Debt (as defined in the Kodiak Indenture, “Kodiak Senior Debt”) or any Senior Debt (as defined in the Taberna Indenture, “Taberna Senior Debt”) and shall be permitted to be made prior to the payment of any Kodiak Senior Debt or any Taberna Senior Debt, even if (i) a default has occurred and is continuing (whether at maturity, by acceleration or otherwise) with respect to any Kodiak Senior Debt or any Taberna Senior Debt and/or (ii) any Proceeding (as defined in the Kodiak Indenture and the Taberna Indenture) has commenced.

7. This Agreement shall not be effective unless and until the satisfaction or, in the sole and absolute discretion of each of the parties hereto, waiver of each of the following conditions precedent:

(a) the parties to that certain Exchange Agreement (the “Exchange Agreement”) shall have executed and delivered such agreement in substantially the form attached as Exhibit B, the conditions precedent set forth therein shall have been satisfied, the Kodiak Securities shall have been exchanged for the 2009 II/B Preferred Securities (as defined in the Exchange Agreement) pursuant thereto, and the Taberna Securities shall have been exchanged for the 2009 I/B Preferred Securities (as defined in the Exchange Agreement) pursuant thereto on or before the Expiry Date;

(b) NMI and NFI shall have received opinions of counsel to the Preferred Securities Holders, in form and substance reasonably satisfactory to NMI and NFI, that (i) the Preferred Securities Holders have the requisite power and authority to execute, deliver and perform under this Agreement and the Exchange Agreement, and (ii) this Agreement and the Exchange Agreement constitute legal, valid and binding obligations of the Preferred Securities Holders and are enforceable against the Preferred Securities Holders in accordance with their respective terms;

(c) the Preferred Securities Holders shall have obtained entry of a final, non-appealable dismissal order of the Bankruptcy Court dismissing the Bankruptcy Case, substantially in the form attached as Exhibit C (the “Dismissal Order”) on or before the Expiry Date; and

(d) the Trustees shall have executed and delivered to NMI, NFI and the Preferred Securities Holders an acknowledgment of this Agreement, in form and substance reasonably satisfactory to NMI, NFI and the Preferred Securities Holders, including an acknowledgement of the waivers and agreements set forth herein and the Trustees’ agreement to follow the directions set forth herein (the “Acknowledgement of Trustees”).

8. Each party hereto hereby represents and warrants to each other party hereto as follows:

(a) Power; Authorization. Such person has the corporate, limited liability, or trust power and authority and has been duly authorized by all requisite corporate, limited liability, trust or other action to execute and deliver this Agreement and to perform such person’s obligations hereunder. This Agreement has been duly executed and delivered by such person.

(b) Enforceability. This Agreement is the legal, valid, and binding obligation of such person, enforceable against such person in accordance with its terms.

9. The Kodiak Preferred Securities Holder hereby represents and warrants to NMI and NFI that it is the legal and beneficial holder of all of the Preferred Securities (as defined in the Kodiak Indenture) issued by the Kodiak Trust other than Preferred Securities held by NMI or NFI.

10. The Taberna Preferred Securities Holders hereby represent and warrant to NMI and NFI that they are the legal and beneficial holders of all of the Preferred Securities (as defined in the Taberna Indenture) issued by the Taberna Trust.

11. The Preferred Securities Holders, NMI and NFI hereby (a) direct each Trustee to execute and deliver the Acknowledgement of Trustees and any and all such other documents and agreements as may be necessary and appropriate to consummate the transactions contemplated hereby and by the Exchange Agreement and (b) agrees to and does hereby release each Trustee for any action taken or to be taken by any Trustee in connection with its execution and delivery of the Acknowledgement of Trustees or in connection with the transactions contemplated hereby and by the Exchange Agreement and for any liability or responsibility arising in connection herewith.

12. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No other person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Agreement.

13. Except as expressly set forth herein, there are no agreements or understandings, written or oral, among the parties hereto, relating to this Agreement that are not fully and completely set forth herein.

14. The provisions of this Agreement are intended to be severable. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

15. This Agreement shall be governed by and construed and enforced in accordance with the internal substantive laws of the State of New York applicable to contracts made and performed in that state, without regard to the choice of law principles thereof to the extent such principles would provide for the application of the substantive laws of a jurisdiction other than the State of New York.

16. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

17. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto.

18. Nothing contained herein shall be an admission by any party. Without limiting the generality of the foregoing, nothing herein shall be an admission by any party that (i) any claims against it or any other party exist or are meritorious; (ii) Delaware is a proper forum for any disputes between the parties; or (iii) the Preferred Securities Holders have any right to initiate an involuntary bankruptcy proceeding against NMI or NFI.

19. Each party was represented by counsel in the negotiation of this Agreement and consequently, this document shall be deemed to be jointly drafted by the parties. Each party hereto represents and warrants to the other parties that this Agreement was executed freely and voluntarily, that no promises or representations that are not contained in this Agreement have been made to induce them to execute this Agreement, that they have not relied on any promise or representation (except as set forth herein), and that they have conducted their own independent investigation of all matters they deem relevant regarding this Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOVASTAR MORTGAGE, INC.

By:
Name:
Title:

NOVASTAR FINANCIAL, INC.

By:
Name:
Title:

KODIAK CDO I, LTD.

By:	Kodiak CDO Management LLC
Its: Collateral Manager

By:	Kodiak Funding, LP
Its: Sole Member

By:	Kodiak Funding Company, Inc.
Its: General Partner

By:
Name:	Robert M. Hurley
Title:	Chief Financial Officer

TABERNA PREFERRED FUNDING I, LTD.

By:	Taberna Capital Management, LLC
Its: Collateral Manager

By:
Name:	Michael A. Fralin
Title:	Managing Director

TABERNA PREFERRED FUNDING II, LTD.

By:	Taberna Capital Management, LLC
Its: Collateral Manager

By:
Name:	Michael A. Fralin
Title:	Managing Director

EXHIBIT A

FORM OF ESCROW AGREEMENT

EXHIBIT B

FORM OF EXCHANGE AGREEMENT

EXHIBIT C

FORM OF DISMISSAL ORDER

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:
)
NOVASTAR MORTGAGE, INC.,	)
	)	Case No. 08-12125-CSS
	)	Involuntary Petition
Alleged Debtor.	)
	)	Related Docket Entries: 35,
	)	Obj. Deadline: March 2, 2009
	)	at 4:30 p.m. Eastern Time
	)	Hearing Date: March 9, 2009
	)	at 11:30 a.m. Eastern Time
)

ORDER GRANTING

JOINT MOTION TO DISMISS INVOLUNTARY CASE

PURSUANT TO 11 U.S.C. § 303(j) BY STIPULATION

BETWEEN ALLEGED DEBTOR AND PETITIONING CREDITORS

THIS MATTER COMES BEFORE THE COURT on March 9, 2009, to consider the Joint Motion to Dismiss Involuntary Case Pursuant To 11 U.S.C. § 303(j) by Stipulation Between Alleged Debtor and Petitioning Creditors (Docket No.     ) (the “Joint Motion”) filed by Taberna Preferred Funding I, Ltd., Taberna Preferred Funding II, Ltd. and Kodiak CDO I, Ltd. (the “Petitioning Creditors”) and NovaStar Mortgage, Inc. (“NMI”). Appearances are noted in the record.

The Court, having jurisdiction hereof and having reviewed the files and records in this case together with the declarations of the witnesses and the statements of counsel, finds good cause exists for the entry of this Order. The Court further finds that notice of the hearing to consider the Joint Motion was served on all parties identified in the Certificate of Service (Docket No.     ) filed by NMI in

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this case, and such service was made pursuant to this Court’s Procedural Order (Docket No. 35). The Court further finds that due, proper and sufficient notice was served pursuant to 11 U.S.C. §303(j). The Court further finds that the dismissal by stipulation proposed in the Joint Motion and the Settlement Agreement attached thereto are in the best interest of the estate. The Court further finds that creditors are being treated fairly and equitably in light of the settlement with the Petitioning Creditors.

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED that the form of notice served upon creditors and parties in interest shall be and hereby is APPROVED in all respects.

IT IS FURTHER ORDERED, ADJUDGED AND DECREED that this case shall be and hereby is DISMISSED, each party to bear its own costs unless otherwise specified in the Settlement Agreement.

IT IS SO ORDERED.

Date:

Hon. Christopher Sontchi
U.S. Bankruptcy Judge

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